UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2014

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 French Road
Utica, New York		13502
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (315) 797-8375

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c),(e)

The Board of Directors (the “Board”) of Conmed Corporation (the “Company”) has appointed Curt R. Hartman as President and Chief Executive Officer of the Company.

Mr. Hartman, (age 50), has served as a director of the Company since March 2014 and has served as Interim Chief Executive Officer of the Company since July 23, 2014. The Company entered into a letter agreement with Mr. Hartman, dated November 9, 2014 (the “Letter Agreement”) that provides Mr. Hartman with a base salary of $710,000 and a target bonus equal to 100% of his annual base salary (provided that his 2014 bonus will be pro-rated based on the number of days he is employed during 2014 from his start date of July 23, 2014). Mr. Hartman will not be eligible to receive the special cash transition award that he otherwise would have been eligible to receive under the terms of his July 23, 2014 letter agreement (the “July Letter”).

Mr. Hartman will receive a 2015 long-term incentive award with an expected value of approximately $2.25 million to $2.5 million. In addition, the Company expects to grant Mr. Hartman a one-time performance equity award before December 31, 2014, with the terms of such award expected to provide value in the range of the long-term incentive award and vesting not expected to exceed five years, although the value, vesting and performance metrics have not been established and will be determined in the Board’s discretion. Until the one-time performance equity award is granted, Mr. Hartman will continue to vest in the restricted stock units that were granted to him under the July Letter, and any of such restricted stock units that remain unvested at the time that the one-time performance equity award is granted will be forfeited.

Mr. Hartman will participate in a general severance plan that the Company expects to adopt (with an expected severance level of two times salary plus bonus for a non-change in control involuntary termination and three times salary plus bonus for a change in control involuntary termination). Mr. Hartman is subject to certain restrictive covenants, including confidentiality and non-disparagement covenants, and two-year post-termination restrictions on competition and solicitation of the Company’s customers and employees.

The foregoing description is not complete and is qualified in its entirety by the terms of the Letter Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release announcing the events described above is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated November 10, 2014, issued by CONMED Corporation

10.1	Letter Agreement between CONMED Corporation and Curt R. Hartman, dated November 9, 2014

Disclosure Regarding Forward-Looking Statements

Statements made in this Form 8-K, other than those concerning historical information, should be considered forward-looking statements made pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this Form 8-K include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw material, transportation or litigation; and/or (viii) the Company’s ability to devise and execute strategies to respond to market conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/ Daniel S. Jonas
Name:	Daniel S. Jonas, Esq.
Title:	Executive Vice President – Legal Affairs & General Counsel

Date: November 10, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated November 10, 2014, issued by CONMED Corporation

10.1	Letter Agreement between CONMED Corporation and Curt R. Hartman, dated November 9, 2014